SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      MARITIME TRANSPORT & TECHNOLOGY, INC.
             (Exact name of registrant as specified in Its charter)

                           New York                    11-2196303
            (State of Incorporation)         (I.R.S. Employer
                                             Identification Number)

1535 Memphis Junction Road, Bowling Green, Kentucky      42101.
               (Address of Principal Executive Office) (Zip Code)

                   COMPENSATION AGREEMENT WITH AL SANDER
             COMPENSATION AGREEMENT WITH COMPREHENSIVE CAPITAL
                            (Full title of the plan)

            Roger L. Fidler, Esq. 163 South St., Hackensack, NJ 07601
                                      (Name and address of agent for service)

                                 (201) 457-1221
                     Telephone number, including area code,
                              of agent for service


                                                    Calculation of Registration Fee

---------------------- -------------------- --------------------- --------------------- --------------------
                                              Proposed maximum      Proposed maximum
 Title of securities                         offering price per    aggregate offering
  to be registered        Amount to be              unit                 price               Amount of
                           registered                                                    registration fee
---------------------- -------------------- --------------------- --------------------- --------------------
Common Stock, par        100,000 shares           $2.00(1)           $200,000.00(1)             $58
value $.001
per         share
---------------------- -------------------- --------------------- --------------------- --------------------
---------------------- -------------------- --------------------- --------------------- --------------------

---------------------- -------------------- --------------------- --------------------- --------------------

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(g)(2), the price of securities of the same class included in this registration statement.

                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

                       MARITIME TRANSPORT & TECHNOLOGY, INC.
                         100,000 SHARES OF COMMON STOCK
                                (PAR VALUE $.001)
                                ----------------

     The 100,000 shares of Common Stock, $.001 par value, of Maritime Transport & Technology, Inc. (the "Company") (collectively, the "Shares") to which this Prospectus relates will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with or in payment of services previously rendered from various consultants to the Company. The costs of registering the Shares under the Securities Act, estimated at $XXX.00, will be paid by the Company. The Company will not receive any proceeds from the sale of the 100,000 Shares, but will benefit from the services rendered under the Compensation Agreements.

     As of December 24, 1998 the Common Stock is traded through the Over The Counter Market under the symbol "BSTR." The last reported sales price for the Common Stock on December 24, 1998 was $2.00 per share.

                                ----------------

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS AND RECIPIENTS OF THE SHARES OFFERED HEREBY.

                                ----------------
     THE COMPANY.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                ----------------

                  The date of this Prospectus is December 24, 1998

     NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR ISSUANCE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                ----------------

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     The Company is filing with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 without charge or copied upon request to the Public Reference Section of the Commission and payment of the prescribed fee. This Registration Statement has been filed electronically through the Electronic Data Gathering Analysis and Retrieval system (EDGAR) and is publicly available through the Commission's web site (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998, (ii) Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998 and February 28, 1998, and (iii) the Current Report on Form 8K, filed by the Company on December 17, 1998 are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares of Common Stock to which the Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

     Any statement contained in a document incorporated or deemed to Be incorporated by reference herein shall be deemed to be modified and superceded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     UPON WRITTEN OR ORAL REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON WHO RECEIVES A COPY OF THIS PROSPECTUS, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE HEREIN. ANY SUCH REQUEST SHOULD BE MADE TO THE ATTENTION OF PAUL CLARK, PRESIDENT AT MARITIME TRANSPORT & TECHNOLOGY, INC., 1535 MEMPHIS JUNCTION ROAD, BOWLING GREEN, KENTUCKY 42101, TELEPHONE NO. (502) 781 - 8453.

                                   THE COMPANY

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may contain various "forward-looking statements," within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), that are based on management's beliefs, and assumptions, as well as information currently available to management. When used in this document, the words "anticipate," "estimate," "expect," "will" and similar expressions may identify forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or financial condition may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's results, performance or financial condition are fluctuations in the economy; the degree and nature of competition; demand for the Company's products; changes in laws and regulations affecting the Company's business; and the Company's ability to recruit and retain individuals with the requisite technological expertise to continue to market, supply, and sell new products and enhancements to existing products, to expand into new markets, and other matters described in "Risk Factors" and elsewhere in this Prospectus.

                                    OVERVIEW

THE COMPANY

     Maritime Transport & Technology, Inc. (the "Company") was incorporated under the laws of the State of New York on June 26, 1968 under the name of "Inter-County Premium Advancing Corp." On May 2, 1976, the Company acquired 100% (1,300,000 shares) of the issued and outstanding common stock, $.0l par value per share, of Delhi Chemicals, Inc., a New York corporation, in exchange for an aggregate of 1,300,000 newly-issued shares of the common stock of the Company. The foregoing constituted a tax-free exchange within the meaning of Section 368
(A)(1)(B) of the Internal Revenue Code of 1954 as amended. On June 22, 1976, pursuant to a Certificate of Merger filed with the Secretary of State-of New York, Delhi Chemicals, Inc. was merged into the Registrant and Registrant amended its certificate of incorporation so as to change its name to "Delhi Chemicals, Inc." in January and April of 1981, respectively, pursuant to shareholder approval granted at a meeting of Registrant's shareholders held on November 25, 1980, Registrant's certificate of incorporation was amended so as to change its authorized common stock from 4,000,000 to 6,000,000 shares, and its name to "Delhi Consolidated Industries, Inc."

     From May 1976 until the Fall of 1983, Registrant was engaged in the furniture refinishing products business as the distributor and franchiser of "Houck's Process" furniture and metal stripping and refinishing products. In the Fall of 1983, after experiencing eight (8) successive fiscal quarters in which operating losses were incurred, Registrant discontinued all active business operations

     On June 22, 1983, Registrant's shareholders approved a one-for-two reverse split of all of Registrant's issued and outstanding common stock, $.0l par value, per share, effective July 27, 1983, resulting in there being 4,886,347 shares of Registrant's common stock outstanding after such reverse-split. Subsequently, Registrant rescinded the issuance of 680,000 Shares for non-delivery of consideration. Accordingly, there were 9,311,019 shares of common stock issued and outstanding.

     In December, 1987, the Company entered into a reverse merger with Maritime Transport and Technology, Inc. The Company issued 4,990,000 shares of common stock to Maritime for the acquisition, as a partial payment of a total consideration of 11,185,933 shares of common stock and 7,100 shares of preferred stock. Subsequently, additional shares were issued, primarily in exchange for the cancellation of debt, bringing the total number of shares issued and outstanding at that time to 38,985,549.

     On May 3, 1998, the Company entered into a reverse merger with B.G. Banking Equipment, Inc., a privately held Kentucky corporation having its principal place of business at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101-0531. The surviving corporate name which resulted from this reverse merger is Maritime Transport & Technology, Inc. This merger had an effective date of June 1, 1998. In that transaction, the Company purchased all of the outstanding shares of B.G. Banking Equipment, Inc., in exchange for 11,282,250 shares of the Company's common stock. The majority shareholders of B.G. Banking Equipment, Inc., Paul D. Clark and Roberta Clark, each received 5,250,000 shares of the Company's common stock each, in exchange for 3,500,000 shares of the common stock of B.G. Banking Equipment, Inc. which they previously held. Prior to this exchange, the Company had done a ten for one reverse split which had left the Company with 3,848,455 common shares issued and outstanding. After the completion of the merger, the Clarks collectively hold 10,500,000 shares of the Company's common stock out of a total of 15,130,705 common shares issued and outstanding, or 69% of the Company's total issued and outstanding common stock. See "Risk Factors."


BUSINESS OF THE COMPANY

     The Registrant sells and services automated teller machines (ATMs), electronic and physical security systems, various products used to equip bank facilities, software and systems for global financial and commercial markets. Sales of systems and equipment are made directly to customers by the registrant's sales personnel and by manufacturer's representatives and distributors. The sales/support organization works closely with customers and their consultants to analyze and fulfill the customers' needs. Products are sold under contract for future delivery at agreed upon prices.

INDUSTRY

     In the past several years, acquisitions and mergers in the banking industry have resulted in many large bank holding companies. Manufacturers and service companies have not kept pace with the new larger banks. Geographic spread of branches has created servicing problems. Many banks are unable to find and purchase equipment needed for their day to day banking needs. Part of the reason for this is the fact that the large banks have hired away most of the experienced buyers, and the smaller banks are now faced with less experienced staff, lower amounts of funds available for purchases in comparison to the larger banks, and limited geographical access to suppliers. Even though there are smaller service companies in almost every area, they still cannot provide service to many of these small banks because of the lack of available parts. The result is a large number of "home town" or limited branch banks which are unable to keep pace with the larger banks in terms of their access to and acquisition of much of the equipment needed to manage the bank - bank equipment such as vault doors, safes, driveup equipment and ATM's.


THE SERVICE

     Because the Company handles pre-owned equipment, it has been able to sell many parts desired by banks. The Company is now in the process of cataloging all parts and equipment. The Company thus has specialized equipment that does not age, such as vault doors, safes, and deposit boxes. Most of this equipment costs more to manufacture than the price for which the Company can sell it. The larger banks are now outsourcing to facilities maintenance groups. The Company has become an outsource resource, including new equipment, pre-owned equipment and replacement parts, and maintenance personnel. The Company views its market as the smaller banks, and intends to act as an outsource operation for these banks, supplying them with the know how, sources, and technical expertise needed to acquire and maintain the equipment necessary to run a bank in this day and age. Because the Company uses pre-owned equipment, it is able to do this at a very competitive price.


THE COMPETITION

     The Company knows of several other entities presently competing for the same market. Many of these Companies have greater capital resources, larger staffs and more sophisticated facilities and more experience in the industry than the Company. Such companies may more effectively service clients than the Company and may be more successful than the Company in their servicing and marketing of the Company's products. There can be no assurance that other companies will not enter the markets developed by the Company or its customers. There can be no assurance that the Company will be able to compete successfully in the future with existing or new competitors.

FACILITIES

     The Company presently occupies 24,000 square feet of office and warehouse space located at Building 1535 Memphis Junction Road, Bowling Green, Kentucky 42101 for a monthly rent of $5,000 pursuant to a lease dated August 1, 1998 for three years. This space is rented to the Company by Paul Clark, President of the Company.

EMPLOYEES

     Currently, the Company employs 19 full time employees, Paul Clark as President, Roberta Clark as corporate secretary and vice president. Two persons are employed in sales, four persons are employed in office/clerical capacities, as well as one bookkeeper and one secretary. In addition there are six installation personnel and three persons in service.


MANAGEMENT

The officers and directors of the Company are as follows:

Name                       Age     Position
Paul Clark                 55      President, Director, and Chief Executive
                                   Officer
Roberta Clark              54      Vice President, Secretary, and Director
Albert Blankenship         65      Chief Financial Officer
Andrew Seim                30      Vice President
Alexander C. Brosda        29      Vice President

PAUL CLARK

     Mr. Clark is the founder of B.G. Banking Equipment, Inc. (Formerly AAA Alarms and Services, Inc., March 1977) He is also the President and CEO of Financial Building Equipment Exchange, Inc. He has worked in a variety of management and sales positions in the electronic security and banking equipment industries as well as the U.S. Navy. His education and training were from several technical schools including an Industrial Electronics degree received in 1970. Mr. Clark also received medical electronics specialist training as an interior communication electrician with the United States Naval Submarine Service. Mr. Clark also attends specialized educational courses annually to stay current in the field of security.

ROBERTA CLARK

     Ms. Clark has been a director, the secretary and Vice President of the Company since May, 1998. From 1977 to 1998, Ms. Clark served in similar positions at AAA Alarms. She attended Colorado State University in Fort Collins, Colorado. In 1962 she received a B.A. in Art and in 1966 a Masters Degree in Art.

ALBERT E. BLAKENSHIP

     Mr. Blakenship is and has been since at least 1990 a practicing accountant. He has extensive financial experience in a variety of industries, with both publicaly and privately held corporations. He also managed financial and tax affairs for a variety of corporate clients. Mr. Blakenship received his B.S. in Business Administration from Bowling Green (KY) College of Commerce, and is a retired U.S. Army officer. He holds certificate #871 for state board of accountancy effective 2-14-62.

ANDREW SEIM

     Mr. Seim has been for over 5 years an investment and money market manager with Taurus International Investments, Inc. of Bradonton, FL. Mr. Seim has over eight years experience in the financial services industry. He is a well known expert in setting up offshore funds, trusts and asset protection, and he has assisted many entrepreneurs finance their businesses. He sits on a number of corporate boards and is the President and Founder of the International
Association for Sales and Marketing Corp., a service company for offshore corporations. He is CEO of A.B.A. Enterprises, Inc., a service company for world wide legal services and investments. He is also President of Taurus International Investments, Inc., an investment house based in Bradenton, FL, and past President of the International Association for Sales and Production (real estate division) in Bad Harzburg, Germany. He sits on the Boards of Directors of a number of companies in the United States and Europe. Mr. Seim received his Master's Degree in business and economics from Berufsbildende and Handelsschule Anckelmannstrasse in Hamburg, Germany.

ALEXANDER C. BROSDA

     Mr. Brosda has been for at least the past five years an investment and money market manager with Taurus International Investments, Inc. His expertise lies in the identification and development of new and small companies which show significant growth potential, the training and direction of sales forces, and the development of marketing and sales strategies. He also specializes in the acquisition and investment of growth capital, and has a successful track record in this area. Mr. Brosda is Chairman of the Board and CEO of Taurus International Investments, Inc., Chairman of the Board and CEO of the Stamford Financial Theatrical Fund, Inc., President of the Stamford Institute for Research, Consulting and International Communication, Inc., and President of A.B.A. Enterprises, Inc. Mr. Brosda is also a member of the Boards of Directors of several European and U.S. Corporations, and is the recipient of numerous business and social service awards.

                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution and should be made only by persons who can afford a loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

Reliance Upon Management

     The Company and its operations are dependent on its current officers and directors, particularly Paul Clark, and Roberta Clark- the CEO & President, and Vice President, respectively, of the Company. In the event any of these people were unavailable it would have a material adverse affect on the Company's operations.

     The Company has not obtained "key man" insurance policies on any of its Officers. The expansion of the Company's business will be largely contingent on its ability to attract and retain a highly qualified management and technical team. There is no assurance that Company can find suitable management personnel or will have the financial resources to attract or retain such people if found.

Arbitrary Offering Price

     The initial offering price of the Shares has arbitrarily been determined by the Company. There is no relationship to the book value of the Company or any other recognized criteria of value.


Broker-Dealer Sales of Common Stock, Penny Stock Rules

     As the Company's securities will not be listed on NASDAQ (and the Company will not qualify for NASDAQ) or certain other national securities exchanges, it is most likely that any resales of such securities will be below $5.00 and subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Securities Exchange Act of 1934) that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are any non-NASDAQ equity securities with a price of less than $5.00, subject to certain exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. As the Company's securities will be subject to the penny stock rules, investors in this offering may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in any secondary market.

     Need for Proceeds of Offering, and Subsequent Funding; No Assurance of Future Offering

     The Company has an immediate need for the proceeds of this offering in order to finance its business operations and commence Implementation of its business plans. The Company's ability to continue in business and effectively implement its plans may depend upon its ability to raise additional funds. There is no assurance that additional funding, if required, will be obtainable at terms favorable or acceptable to the Company. The capital resources required to develop each new product are significant. The Company believes that the net proceeds of the Offering, combined with cash on hand and cash generated from future operations, will provide the Company with the financing required to conduct its business at least through the second fiscal quarter of 1999.

Control by Present Shareholders

     The Shares offered hereby will represent a minority (11.7% if all Shares are sold) of the Company's outstanding voting stock after its issuance. Therefore, the present shareholders, particularly Paul and Roberta Clark, as majority shareholders of the Company, will be in a position to continue to elect all of the Company's officers and directors. There are no cumulative voting rights.

Lack of Dividends

     The Company has not paid any cash dividends since its inception and doesn't intend to pay dividends in the foreseeable future. The Company intends to retain all earnings, if any, for use in its business operations.

Possible Rule 144 Shares

     A large minority of the shares of Common Stock presently outstanding ( over 10,00,00 shares, or 69%) are considered "restricted securities". If and only if, a public market develops, they may be publicly resold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended effective April, 1997. Rule 144 provides, in part, that after holding restricted securities for a period of one (1) year non-affiliated shareholders (affiliates include officers, directors, and ten percent or greater shareholders) may , during any three months, in a brokerage transaction, or to a market maker, an amount equal to the greater of one percent (1%) of the Company's outstanding Common Stock, or the average weekly trading volume, if any, in the Common Stock during four calendar weeks preceding the filing of a Form 144 relating to such sale. After two (2) years non-affiliated shareholders (who have been non-affiliates for at least three months) may sell an unlimited amount of the Company's outstanding Common Stock. Rule 144 also provides that after holding restricted securities for a period of two (2) years, affiliates of the company may sell every third month in a brokerage transaction, or to a market maker, an amount equal to the greater of one percent (1%) of the Company's outstanding Common Stock, or the average weekly trading volume, if any, in the Common Stock during four calendar weeks preceding the filing of a Form 144 relating to such sale. Such sales, if made under certain circumstances, would depress the market price and render difficult the sale of the Company's securities purchased hereunder. The outstanding shares will be eligible for sale pursuant to Rule 144 in June 2001.

Use of Proceeds Not Specified

     A portion of the funds of this offering, is generally allocated to working capital (over 40% if the maximum is sold). Use of the proceeds in this manner will be dependent upon the Company's needs. Hence, investors will entrust their funds to management on whose judgment the investors must depend, with only limited information about the specific purposes to which management will apply such funds. See "Use of Proceeds".

Dependence on Key Personnel

     The Company will be dependent on its current management for the foreseeable future. The loss of the services of any member of these teams could have a material adverse effect on the operations and prospects of the Company. The Company's success will be dependent to a substantial degree on the principals of the Company, the Company's technicians and sales force, and other key management personnel. Paul Clark's continued involvement is particularly critical to the Company. At this time, the Company has only one employment agreement - the agreement with Mr. Clark, the Company's President and CEO. It is anticipated that upon completion of this offering, the Company may enter into such employment agreements with certain of its employees, on terms and conditions usual and customary for its industry. The Company does not currently have any "key man" life insurance on any of its employees, however, it is contemplated that the Company may use some of the proceeds from this Offering to obtain such insurance for certain of its key employees.


Competition

     The Company is aware of several companies with competing products and technologies who seem to have superior financial and other strengths than the Company. There is no assurance that there are not other competitors of which the Company is unaware. There is no assurance the Company will be able to compete successfully with such other companies. There can be no assurances that similar products and services to that of the Company developed by the Company's competitors will not successfully compete with the Company in price and quality of Service, resulting in material adverse effects on the future business of the Company.

Broad Discretion in Application of Proceeds

     The Use of Proceeds stated in this Memorandum represent the Company's estimates based on its current business plan. A substantial percentage of the proceeds will be used for repayment of indebtedness , marketing and inventory, Accordingly, management of the Company will have broad discretion in the application of such proceeds. See "Use of Proceeds,"

Changes in Law.

     Although the Company does not believe that either its services or the products are or will be subject to specific governmental regulation, new laws may be passed or new regulations may be adopted that impose regulations not now existing. If new or revised laws or regulations become applicable, this could adversely affect the Company's performance.

Dependence on Market Acceptance of the Company's Services

     The Company will concentrate its efforts primarily on the marketing of its services and products. The future performance of the Company is dependent on the success of the Company's marketing of its products and services. It is not possible to predict whether the Company will achieve market acceptance of its services and products. The extent of, and rate at which, market acceptance and penetration is achieved by the Company's products is a function of many variables, including price, efficiency, acceptance by the marketplace, manufacturing capabilities (including quality control), and the effectiveness of the Company's marketing and sales efforts.

Indemnification

     The Company's By-Laws include provisions that indemnify any person made a Party to any action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the Company against reasonable expense including legal fees, actually or necessarily incurred by him in connection with the defense of such action, suit or proceedings or in connection with any appeal therein, that such officer, director, or employee is liable for negligence or misconduct in the performance of his duties.

     Patent  Infringement   Liability;   Products   Liability;   Possibility  of
Insufficient Insurance Coverage.

     If the Company is found liable for a patent infringement or intellectual property claim that exceeds the sum of any covering insurance policies to be purchased with the proceeds of this offering, if any, the Company will have to absorb the excess liability, which will adversely affect the Company's financial condition.

     The Company believes that its products and technologies are safe for the environment and for people. It is possible that future developments will reveal product risks not currently known. The Company expects to provide a product to be used in public places which encounter hundreds of thousands of people daily. The product will be used, in some instances, to access customer funds, and in many cases may access all the funds and financial accounts that a person may have. If the products do not perform as expected, the Company could experience significant liability for personal injury and or other financial damage. This type of liability could seriously impair the Company's financial condition.

     The Company does has $2,000,000 of product liability insurance. There is no assurance the coverage would be adequate for its present needs, and there is no assurance that the Company would be able to maintain a larger policy of such insurance; or that coverage would be sufficient or available to cover all possible product liabilities. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a Material adverse effect on the Company.

                                 USE OF PROCEEDS

     The Company will only receive nominal proceeds from the sale of the 100,000 of the Shares to be registered under this registration Statement ($100) but will benefit from the services rendered under the Compensation Agreements. The Company anticipates that it will use such gross proceeds for general corporate and working capital purposes.


                              PLAN OF DISTRIBUTION

     As soon as reasonably practicable, after the filing of this Registration Statement, the Shares to which this Prospectus relates will be issued by the Company from time to time, or at any one time, as compensation pursuant to negotiated Compensation Agreements the following consultants ("Consultants") to the Company and in the following amounts.

CONSULTANT                       AMOUNT OF SHARES
Al Sanders                             90,000
Comprehensive Capital                  10,000


     All 100,000 Of the Shares will be issued at $0.01 per share in lieu of cash compensation for services rendered and to be rendered, at a purchase price of $0.01 per share and for which the Company will receive aggregate gross proceeds of $100. Upon issuance, all Shares will be duly authorized, validly issued, fully paid and non-assessable. All Shares are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and shall not have any restrictions on resale. See also Item 4, Description of Securities.


Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

                        PART II - INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (File No. 0-8880) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended February 28, 1998 and August 31, 1998 and the Registrant's Current Report on Form 8K, filed by the Registrant on December 18, 1998; and

     (c)  See Item 4, Description of Securities below.

     All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.



Item 4. Description of Securities.

     The Common Stock of the Registrant is registered under Section 12(g) of the Exchange Act.

     All of the 100,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), offered hereby are being offered by Maritime Transport & Technology, Inc. (the "Registrant"). As of December 24, 1998, the Common Stock is traded through the Over The Counter Market under the symbol "BSTR" The last reported sales price for the Common Stock on December 16, 1998 was $3.50 per share.

     The Registrant is authorized to issue 80,000,000 shares of which 80,000,000 shares are common stock with a par value of $.001 per share. As of the date hereof, the Registrant had 15,130,75 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Registrant, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

     The Registrant's Restated Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Registrant's Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Registrant. Although the Registrant has no present intention to issue any shares of Preferred Stock, there can be no assurance that the Registrant will not do so in the future. If the Registrant issues shares of Preferred Stock, the issuance may have a dilutive effect upon the holders of the Registrant's Common Stock, including the purchasers of the shares being offered hereby.



Item 5. Interests of Named Experts and Counsel.

     Roger L. Fidler, Esq., has passed upon the legality under the law of Delaware, the state in which the Company is incorporated, of the Common Stock of the Company being offered hereby. Mr. Fidler does not hold any of the Company's stock.



Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The registrant has provided for indemnification to the extent permitted by the provisions of the Delaware statute in its charter and by-laws. See Item 9, "Undertakings."


Item 7. Exemption from Registration Claimed.

         Not Applicable.Item

8. Exhibits.

NUMBER          DESCRIPTION
4.01            Articles Of Incorporation**
4.02            Certificate Of Amendment To The Articles Of Incorporation**
4.03            By laws**
5.01            Opinion of Roger L. Fidler, Esq. counsel to the registrant, as to the legality of the common stock being offered.*
15.01           Letter Re Unaudited Interim Financial Information*
24.01           Consents Of Experts And Counsel**
99.01           Compensation Agreement with Comprehensive Capital*
99.01           Compensation Agreement with Al Sanders*


     *  Filed  herewith.
     ** Incorporated by reference to Exhibit 3.X to Registrant's Annual Report on Form 10-KSB for the years ended May 31, 1996, 1997, and 1998.


Item 9. Undertakings

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on December 16, 1998.

MARITIME TRANSPORT & TECHNOLOGY, INC.

By:  /s/Paul Clark
        Paul Clark
        President, Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

By:  /s/Paul Clark               By:  /s/Roberta Clark
        Paul Clark, President         Roberta Clark , Secretary

December 16, 1998                      December 16, 1998




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on December 16, 1998.




By:  /s/Paul Clark
           Paul Clark, President

               Exhibit 5.01


December 16, 1998
Maritime Transport & Technology, Inc.
400 Grove St.
Glen Rock, NJ  07452


Gentlemen:

     I have acted as counsel to Maritime Transport & Technology, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 100,000 shares of Common Stock, par value $.001 per share, of the Registrant(the "Shares"), subject to the Compensation Agreements with Comprehensive Capital and Al Sanders.

     In connection with the foregoing, I have examined, among other things, the Registration Statement and originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates, oaths, representations and declarations of officers or other representatives of the Registrant.

     Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued in payment of compensation under such Compensation Agreements will be, when issued, validly issued, fully paid and non-assessable.

     I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly  yours,
/s/ Roger L. Fidler
Roger L. Fidler, Esq.

               Exhibit 15.01

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     I hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of my report dated May 31, 1998 with respect to the consolidated financial statements of Maritime Transport & Technology, Inc. included in the Annual Report (Form 10-KSB) for the year ended May 31, 1998.

/S/Thomas P. Monahan
Thomas P. Monahan, C.P.A.

Hackensack, New Jersey
December 16, 1998

EXHIBIT 99.01


                       CONSULTING AGREEMENT



     This Agreement is entered into this __15th_ day of December, 1998, by and between Maritime Transport & Technology, Inc., a Bulletin Board listed corporation (BSTR)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 1535 Memphis Junction Road, Bowling Green, KY, 42101 and Comprehensive Capital Corporation of 16 Stewart Ave., Suite 405, Westbury, NY 11590 (hereinafter referred to as Consultant).

     WHEREAS, Client desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Agreement, Consultant shall be compensated as follows:

     Consultant shall participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 10,000 shares at a price of $0.01 per share. These shares will be issued on December 15, 1998 and shall be deemed earned when issued and received by Consultant. These shares so issued shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.

     3. Term and Termination. This Agreement shall be in effect for six months at the end of which term it shall terminate.

     In the event that a prior termination is desired by either party, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

MARITIME TRANSPORT                          COMPREHENSIVE CAPITAL CORP.
& TECHNOLOGY, INC.
BY: /s/Paul Clark____                   BY:__/s/ Irving Fisher_________
     Paul Clark                                   Irving Fisher
    President


EXHIBIT 99.02


CONSULTING AGREEMENT

     This  Agreement  is entered into this 15th day of  November,  1998,  by and
between  Maritime  Transport  &  Technology,   Inc.,  a  Bulletin  Board  listed
corporation (BSTR)(hereinafter referred to as Client, Corporation or the Company), having its principal place of business at 1535 Memphis Junction Road, Bowling Green, KY, 42101 and Al Sander of 4902 N. Travelers Palm Lane, Tamarack, FL 33214 (hereinafter referred to as Consultant).

     WHEREAS, Client desires to retain Consultant to advise Client with respect to certain financial, management and public relations matters; and,

     WHEREAS, Consultant wishes to render such consulting services for Client;

     IT IS NOW THEREFORE AGREED that Client hereby employs Consultant to consult with respect to financial, management and public relations matters, explicitly unrelated to cash raising activities, on the terms and conditions set forth hereinafter, in consideration of which ten dollars has been paid in hand, and other good and valuable consideration has been exchanged, the receipt and sufficiency of which is hereby acknowledged, to wit:

     1. Duties of Consultant. Consultant shall use his best efforts and such time as Consultant and Client shall deem to be necessary and/or advisable to advise the Company on financial, management and public relations matters as requested by the Client. The Company acknowledges that Consultant is not required by this Agreement to restrict his services only to the Company and it is further specified that these services are unrelated, and will remain unrelated, to cash raising activities.

     2. Compensation. Upon acceptance of this Agreement, Consultant shall be compensated as follows:

     Consultant shall participate in the Company's Employee Stock Option Program. Pursuant to this program Consultant shall receive options to purchase 90,000 shares at a price of $0.01 per share. These shares will be issued on December 15, 1998 and shall be deemed earned when issued and received by Consultant. These shares so issued shall be registered on Form S-8 as soon after the execution of this agreement as is feasible.

     3. Term and Termination. This Agreement shall be in effect for six months at the end of which term it shall terminate.

     In the event that a prior termination is desired by either party, notice in writing must be provided thirty days before the date of desired termination which shall be the end of the month following receipt of said written notice.

     4. Miscellaneous. This Agreement shall be construed under the laws of the State of New Jersey and any dispute arising from this Agreement shall be resolved by binding arbitration under the then prevailing rules of the American Arbitration Association with the location of the arbitration in Hackensack, New Jersey. Any award arising therefrom shall be enforceable in any court of competent jurisdiction. This Agreement is the total agreement of the parties hereto and shall be binding upon them, their affiliates, heirs, and successors in interest. This Agreement shall not be amended except by a subsequent Agreement in writing signed by all parties hereto. In the event that any portion of this Agreement is found to be unenforceable for any reason, then that part of the Agreement shall be reduced in the most minimal fashion possible to make it enforceable or if unenforceable in total, it shall be severed from this Agreement and the remaining parts of the Agreement shall be enforced. Except as required by law, this Agreement shall not be disclosed by the parties hereto to any other person or entity.


     IT WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

MARITIME TRANSPORT
& TECHNOLOGY, INC.
BY: _ /s/ Paul Clark___                 BY:__/s/ Al Sander_________
     Paul Clark                            Al Sander
     President




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